UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Post-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAIAH DISTRIBUTION INC.
(Name of small business issuer in its charter)

Nevada	2390	EIN 90-1020141
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Poruka iela 3 Madona

LV-4801 Latvia

adaiahdistribution@gmail.com

Phone: (775)375-5240

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

NEVADA DISCOUNT REGISTERED AGENT,INC

941 Meadow View Drive,Gardnerville,NV 89460

Tel: 775-782-6587

(Address, including zip code, and telephone number,

including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The purpose of this Post Effective Amendment No. 1 is to remove from registration 1,000,000 shares of common stock in accordance with the undertaking included in Part II, Item 17 (a)(3) which requires us to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

We have terminated the offering. We have sold 1,000,000 shares of common stock to thirty investors with gross proceeds of $40,000. We did not pay any commissions or allow any discounts with respect to shares sold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Post Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Madona, LV-4801, Latvia, on January 30, 2015.

ADAIAH DISTRIBUTION INC.

By:	/s/ Nikolay Titov
Name:	Nikolay Titov
Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Nikolay Titov
Nikolay Titov	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	January 30, 2015